EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-134236) pertaining to the Fremont General Corporation 2006 Performance Incentive Plan, of our report dated May 9, 2011, with respect to the consolidated financial statements as of December 31, 2009, 2008 and 2007 and for the years then ended of Signature Group Holdings, Inc. (formerly Fremont General Corporation) appearing in this Comprehensive Annual Report on Form 10-K.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
Newport Beach, California
May 9, 2011